                                                                    EXHIBIT 12.1


NATIONAL CITY CORPORATION
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)


                                                  Nine Months Ended
                                                     September 30                         Year Ended December 31
                                              ---------------------------      ------------------------------------------
(Dollars in Thousands)                            2000           1999              1999           1998            1997
-------------------------------------------------------------------------      ------------------------------------------
COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS:
Income before income tax expense              $ 1,504,552     $ 1,631,507      $ 2,148,613    $ 1,647,277     $ 1,640,033
Interest on non-deposit interest
  bearing liabilities                           1,257,149         903,247        1,277,054        998,753         738,923
Portion of rental expense deemed
  representative of interest                       26,213          22,545           30,567         30,397          27,597
                                              -----------     -----------      -----------    -----------     -----------

Total income for computation
  excluding interest on deposits                2,787,914       2,557,299        3,456,234      2,676,427       2,406,553
Interest on deposits                            1,410,657       1,209,684        1,635,533      1,846,276       1,813,251
                                              -----------     -----------      -----------    -----------     -----------
Total income for computation
  including interest on deposits              $ 4,198,571     $ 3,766,983      $ 5,091,767    $ 4,522,703     $ 4,219,804
                                              ===========     ===========      ===========    ===========     ===========

Fixed charges excluding interest
  on deposits                                 $ 1,283,362     $   925,792      $ 1,307,621    $ 1,029,150     $   766,520
                                              ===========     ===========      ===========    ===========     ===========

Fixed charges including interest
  on deposits                                 $ 2,694,019     $ 2,135,476      $ 2,943,154    $ 2,875,426     $ 2,579,771
                                              ===========     ===========      ===========    ===========     ===========

Ratio excluding interest on
  deposits                                          2.17x           2.76x            2.64x          2.60x           3.14x

Ratio including interest on
  deposits                                          1.56x           1.76x            1.73x          1.57x           1.64x


COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS:
Total income for computation
  excluding interest on deposits              $ 2,787,914     $ 2,557,299      $ 3,456,234    $ 2,676,427     $ 2,406,553
                                              ===========     ===========      ===========    ===========     ===========

Total income for computation
  including interest on deposits              $ 4,198,571     $ 3,766,983      $ 5,091,767    $ 4,522,703     $ 4,219,804
                                              ===========     ===========      ===========    ===========     ===========

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                             $ 1,283,362       $ 925,792      $ 1,307,621    $ 1,029,150       $ 766,520
Pre-tax preferred stock dividends                   1,842           1,972            2,691          3,357               -
                                              -----------     -----------      -----------    -----------     -----------

Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                          1,285,204         927,764        1,310,312      1,032,507         766,520
Interest on deposits                            1,410,657       1,209,684        1,635,533      1,846,276       1,813,251
                                              -----------     -----------      -----------    -----------     -----------

Fixed charges including interest
  on deposits and dividends on
  preferred stock                             $ 2,695,861     $ 2,137,448      $ 2,945,845    $ 2,878,783     $ 2,579,771
                                              ===========     ===========      ===========    ===========     ===========

Ratio excluding interest on
  deposits                                          2.17x           2.76x            2.64x          2.59x           3.14x
Ratio including interest on
  deposits                                          1.56x           1.76x            1.73x          1.57x           1.64x


COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                        $ 1,410,657     $ 1,209,684      $ 1,635,533    $ 1,846,276     $ 1,813,251
  Interest on non-deposit interest
    bearing liabilities                         1,257,149         903,247        1,277,054        998,753         738,923
                                              -----------     -----------      -----------    -----------     -----------
    Total interest charges                    $ 2,667,806     $ 2,112,931      $ 2,912,587    $ 2,845,029     $ 2,552,174
                                              ===========     ===========      ===========    ===========     ===========

Rental Expense:
  Building rental expense                     $    79,434     $    68,318      $    92,626    $    92,112     $    83,627
  Portion of rental expense deemed
    representative of interest                     26,213          22,545           30,567         30,397          27,597

Preferred Stock Charge:
  Preferred stock dividends                         1,197           1,282            1,749          2,182               -
  Pre-tax preferred dividends                       1,842           1,972            2,691          3,357               -




                                                 Year Ended December 31
                                              ---------------------------
(Dollars in Thousands)                            1996            1995
-------------------------------------------------------------------------
COMPUTATION EXCLUDING PREFERRED STOCK DIVIDENDS
Income before income tax expense              $ 1,441,787     $ 1,208,000
Interest on non-deposit interest
  bearing liabilities                             611,741         673,000
Portion of rental expense deemed
  representative of interest                       25,053          23,563
                                              -----------     -----------

Total income for computation
  excluding interest on deposits                2,078,581       1,904,563
Interest on deposits                            1,862,084       1,975,000
                                              -----------     -----------
Total income for computation
  including interest on deposits              $ 3,940,665     $ 3,879,563
                                              ===========     ===========

Fixed charges excluding interest
  on deposits                                 $   636,794     $   696,563
                                              ===========     ===========

Fixed charges including interest
  on deposits                                 $ 2,498,878     $ 2,671,563
                                              ===========     ===========

Ratio excluding interest on
  deposits                                          3.26x           2.73x

Ratio including interest on
  deposits                                          1.58x           1.45x


COMPUTATION INCLUDING PREFERRED STOCK DIVIDENDS
Total income for computation
  excluding interest on deposits              $ 2,078,581     $ 1,904,563
                                              ===========     ===========

Total income for computation
  including interest on deposits              $ 3,940,665     $ 3,879,563
                                              ===========     ===========

Fixed charges excluding interest
  on deposits and dividends on
  preferred stock                             $   636,794     $   696,563
Pre-tax preferred stock dividends                   6,197          22,815
                                              -----------     -----------

Fixed charges including preferred
  stock dividends, excluding
  interest on deposits                            642,991         719,378
Interest on deposits                            1,862,084       1,975,000
                                              -----------     -----------

Fixed charges including interest
  on deposits and dividends on
  preferred stock                             $ 2,505,075     $ 2,694,378
                                              ===========     ===========

Ratio excluding interest on
  deposits                                          3.23x           2.65x
Ratio including interest on
  deposits                                          1.57x           1.44x


COMPONENTS OF FIXED CHARGES:
Interest:
  Interest on deposits                        $ 1,862,084     $ 1,975,000
  Interest on non-deposit interest
    bearing liabilities                           611,741         673,000
                                              -----------     -----------
    Total interest charges                    $ 2,473,825     $ 2,648,000
                                              ===========     ===========

Rental Expense:
  Building rental expense                     $    75,918     $    71,403
  Portion of rental expense deemed
    representative of interest                     25,053          23,563

Preferred Stock Charge:
  Preferred stock dividends                         4,028          14,830
  Pre-tax preferred dividends                       6,197          22,815
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